Exhibit 99.01

MODEL N ANNOUNCES THIRD QUARTER

FISCAL 2014 FINANCIAL RESULTS

Redwood City, CA (August 5, 2014) – Model N, Inc., (NYSE: MODN), the leading revenue management solutions provider to the life science and technology industries, today announced financial results for the third quarter of fiscal 2014, which ended June 30, 2014.

“We made continued progress across a number of our strategic initiatives during the quarter,” said Zack Rinat, Founder, Chairman, and Chief Executive Officer at Model N. “I am pleased with the improvements we have made in both the consistency of our business and our sales execution throughout the year. These trends have given us increased confidence in our outlook, and we look forward to returning the company to growth in Fiscal 2015.”

Third Quarter Fiscal 2014 Financial Highlights:

•	Total Revenues: Total revenues were $19.3 million, compared to $27.2 million for the third quarter of fiscal 2013.

•	Gross Profit: Gross profit was $10.2 million, compared to $14.9 million for the third quarter of fiscal 2013. Non-GAAP gross profit was $10.6 million, compared to $15.5 million for the third quarter of fiscal 2013.

•	Loss from operations: GAAP loss from operations was $(6.7) million, compared to income from operations of $1.7 million for the third quarter of fiscal 2013. Non-GAAP loss from operations was $(3.9) million, compared to income from operations of $3.7 million for the third quarter of fiscal 2013.

•	Net loss: GAAP net loss was $(6.8) million, compared to net income of $1.5 million for the third quarter of fiscal 2013. GAAP diluted net loss per share attributed to common stockholders was $(0.27) based upon weighted average shares outstanding of 24.8 million, as compared to net income per share of $0.06 for the third quarter of fiscal 2013 based upon weighted average shares outstanding of 26.1 million.

•	Non-GAAP net loss: Non-GAAP net loss was $(4.0) million, as compared to net income of $3.6 million for the third quarter of fiscal 2013. Non-GAAP diluted net loss per share was $(0.16) based upon weighted average shares outstanding of 24.8 million, as compared to diluted net income per share of $0.14 for the third quarter of fiscal 2013 based upon weighted average shares outstanding of 26.1 million.

•	Adjusted EBITDA: Adjusted EBITDA was $(3.1) million, compared to $4.2 million for the third quarter of fiscal 2013.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures, including the reasons management uses each measure, is also included below under the heading “Non-GAAP Financial Measures.”

Guidance:

As of August 5, 2014, we are providing guidance for the fourth quarter of fiscal 2014, the full fiscal year ending September 30, 2014, and some preliminary thoughts on the full fiscal year ending September 30, 2015.

Fourth Quarter Fiscal 2014 Guidance:

•	Total revenues are expected to be in the range from $19.5 million to $20.0 million,

•	Non-GAAP loss from operations is expected to be in the range of ($4.0) to ($4.5) million,

•	Non-GAAP net loss per diluted share is expected to be in the range of ($0.16) to ($0.18) based upon weighted average shares outstanding of 25.0 million shares.

Fiscal Year 2014 Guidance:

•	Total revenues are expected to be in the range from $81.0 million to $81.5 million,

•	Non-GAAP loss from operations is expected to be in the range of ($10.5) to ($11.0) million,

•	Non-GAAP net loss per diluted share is expected to be in the range of ($0.45) to ($0.47) based upon weighted average shares outstanding of 24.4 million shares.

Preliminary Fiscal Year 2015 Guidance:

•	Total revenue growth in the low to mid teens.

•	Non-GAAP loss from operations slightly lower than Fiscal Year 2014 levels.

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the third quarter 2014, which ended June 30, 2014. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally. Passcode is 13586425. A live webcast of the conference will be accessible from Model N’s website at: http://investor.modeln.com. Following the completion of the call, a recording will be available for one year for replay at: http://investor.modeln.com and a telephone replay will be available through 11:59 p.m. ET on August 12, 2014 by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with recording access code 13586425.

About Model N

Model N is the leader in Revenue Management solutions. Model N helps its customers maximize their revenue and reduce revenue compliance risk by managing every dollar that impacts their top line encompassing contracting, pricing, incentives, and rebates. Model N leverages its deep industry expertise to support the unique business needs of Life Sciences and Technology companies in more than 50 countries. Global Customers include: Actavis, Allergan, Amgen, Atmel, Boston Scientific, Bristol-Myers Squibb, Dell, Johnson & Johnson, Linear Technology, Merck, Marvell, Maxim, Micron, Nokia, Novartis, Novo Nordisk, ON Semiconductor, and STMicroelectronics. Learn more at: http://www.modeln.com. Model N is traded on the New York Stock Exchange under the symbol MODN.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s fourth quarter, full year fiscal year 2014 and full year fiscal year 2015 revenue and other financial projections, future prospects, and market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to resolve our sales execution challenges; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (x) our ability to retain customers. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission, including our final prospectus, our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2013, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP loss from operations, non-GAAP net loss, weighted-average shares outstanding, non-GAAP net loss per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expense, LeapFrogRX compensation charges and amortization of intangible assets. Non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, LeapFrogRX compensation charges, amortization of intangible assets, changes in fair value of preferred stock warrant liability, and restructuring charges as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for LeapFrogRX compensation charges, depreciation and amortization, stock-based compensation expense, restructuring charges, interest and other (income) expenses, net, and provision for income taxes. Reconciliation tables are provided in this press release.

Investor Relations Contact:

ICR for Model N

Greg Kleiner, 650-610-4998

investorrelations@modeln.com

Media Contact:

Model N

Brenda Christensen, 650-610-4683

bchristensen@modeln.com

Model N Announces Third Quarter 2014 Results

Model N Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	June 30, 2014	September 30, 2013
Assets
Current assets:
Cash and cash equivalents	$103,170	$103,350
Accounts receivable, net	17,946	16,140
Deferred cost of implementation services, current portion	249	491
Prepaid expenses	2,463	3,225
Other current assets	413	342

Total current assets	124,241	123,548
Property and equipment, net	6,801	7,871
Goodwill	1,509	1,509
Intangible assets, net	670	918
Other assets	1,256	626

Total assets	$134,477	$134,472

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$255	$468
Accrued employee compensation	11,532	13,941
Accrued liabilities	2,002	2,848
Deferred revenue, current portion	26,264	19,131
Capital lease obligations, current portion	26	318

Total current liabilities	40,079	36,706
Long-term liabilities:
Deferred revenue, net of current portion	2,480	3,507
Other long-term liabilities	678	641

Total long-term liabilities	3,158	4,148

Total liabilities	43,237	40,854

Stockholders’ equity:
Common stock	4	3
Preferred stock	—	—
Additional paid-in capital	168,530	156,032
Accumulated other comprehensive loss	(224)	(302)
Accumulated deficit	(77,070)	(62,115)

Total stockholders’ equity	91,240	93,618

Total liabilities and stockholders’ equity	$134,477	$134,472

Model N Announces Third Quarter 2014 Results

Model N Inc.

Condensed Consolidated Statements of Operations

(dollars and shares in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013
Revenues:
License and implementation	$8,073	$16,419	$27,449	$43,362
SaaS and maintenance	11,196	10,828	34,029	30,785

Total revenues	19,269	27,247	61,478	74,147
Cost of revenues:
License and implementation	3,812	7,527	12,955	19,887
SaaS and maintenance	5,302	4,865	15,917	14,169

Total cost of revenues	9,114	12,392	28,872	34,056

Gross profit	10,155	14,855	32,606	40,091

Operating expenses:
Research and development	4,814	4,063	14,362	12,665
Sales and marketing	6,664	5,256	18,293	16,362
General and administrative	5,403	3,883	14,518	11,518
Restructuring	(43)	—	26	—

Total operating expenses	16,838	13,202	47,199	40,545

(Loss) income from operations	(6,683)	1,653	(14,593)	(454)
Interest (income) expense, net	(3)	85	(10)	326
Other expenses, net	24	(48)	111	664

(Loss) income before income taxes	(6,704)	1,616	(14,694)	(1,444)
Provision for income taxes	96	81	261	230

Net (loss) income	(6,800)	1,535	(14,955)	(1,674)

Net (loss) income attributable to common stockholders	(6,800)	1,535	(14,955)	(1,674)

Net (loss) income per share attributable to common stockholders:
Basic	$(0.27)	$0.07	$(0.62)	$(0.12)

Diluted	$(0.27)	$0.06	$(0.62)	$(0.12)

Weighted average number of shares used in computing net (loss) income per share attributable to common stockholders
Basic	24,794	22,798	24,214	13,647

Diluted	24,794	26,072	24,214	13,647

Model N Announces Third Quarter 2014 Results

Model N Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net (loss) income	$(6,800)	$1,535	$(14,955)	$(1,674)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	829	477	2,543	1,414
Amortization of intangible assets	83	82	248	247
Stock-based compensation	2,662	1,807	7,450	3,306
Loss on disposal of property and equipment	—	2	—	2
Amortization of debt discount	—	61	—	81
Changes in fair value of preferred stock warrant liability	—	—	—	671
Provision for doubtful accounts	—	—	—	9
Deferred income taxes	9	31	29	90
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	2,448	(5,035)	(1,806)	(7,767)
Prepaid expenses and other assets	(159)	(370)	128	(1,861)
Deferred cost of implementation services	176	15	265	305
Accounts payable	(38)	1,592	(212)	1,899
Accrued employee compensation	435	2,275	(2,342)	2,699
Other accrued and long-term liabilities	(374)	(308)	(906)	1,271
Deferred revenue	3,022	(331)	6,106	(1,376)

Net cash provided by (used in) operating activities	2,293	1,833	(3,452)	(684)

Cash flows from investing activities:
Purchases of property and equipment	(985)	(339)	(1,503)	(811)
Capitalization of software development costs	—	(976)	—	(2,698)
Purchase of short-term investments	—	—	—	(63)

Net cash used in investing activities	(985)	(1,315)	(1,503)	(3,572)

Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs of $7.6 million	—	—	—	101,064
Proceeds from exercise of stock options and employee stock purchase plan	211	255	5,049	768
Payments for deferred offering costs	(6)	(586)	(6)	(2,562)
Principal payments on capital lease obligations	(71)	(144)	(292)	(442)
Principal payments on loan	—	(3,958)	—	(5,208)

Net cash provided by (used in) financing activities	134	(4,433)	4,751	93,620

Effect of exchange rate changes on cash and cash equivalents	4	(31)	24	(54)

Net change in cash and cash equivalents	1,446	(3,946)	(180)	89,310
Cash and cash equivalents at beginning of period	101,724	109,024	103,350	15,768

Cash and cash equivalents at end of period	$103,170	$105,078	$103,170	$105,078

Model N Announces Third Quarter 2014 Results

Model N Inc.

Reconciliation of GAAP to Non-GAAP Operating Results

(dollars and shares in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013
Reconciliation from GAAP net income (loss) to adjusted EBITDTA
GAAP net (loss) income :	$(6,800)	$1,535	$(14,955)	$(1,674)
Reversal of non-GAAP expenses:
Stock-based compensation	2,662	1,807	7,450	3,306
Depreciation and amortization	912	559	2,791	1,661
LeapFrogRx compensation charges	80	200	381	614
Restructuring	(43)	—	26	—
Interest (income) expense, net	(3)	85	(10)	326
Other expenses (income), net	24	(48)	111	664
Provision for income taxes	96	81	261	230

Adjusted EBITDA	$(3,072)	$4,219	$(3,945)	$5,127

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$10,155	$14,855	$32,606	$40,091
Reversal of non-GAAP expenses:
Stock-based compensation (a)	373	455	1,328	773
Amortization of intangible assets (b)	61	60	182	181
LeapFrogRx compensation charges (c)	50	126	238	383

Non-GAAP gross profit	$10,639	$15,496	$34,354	$41,428

Percentage of revenue	55.2%	56.9%	55.9%	55.9%

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013
Reconciliation from GAAP gross profit to non-GAAP gross profit:
for license and implementation:
GAAP gross profit - license and implementation:	$4,261	$8,892	$14,494	$23,475
Reversal of non-GAAP expenses:
Stock-based compensation (a)	206	240	752	370

Non-GAAP gross profit - license and implementation	$4,467	$9,132	$15,246	$23,845

Percentage of revenue	55.3%	55.6%	55.5%	55.0%

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013
Reconciliation from GAAP gross profit to non-GAAP gross profit:
for SaaS and maintenance:
GAAP gross profit - SaaS and maintenance:	$5,894	$5,963	$18,112	$16,616
Reversal of non-GAAP expenses:
Stock-based compensation (a)	167	215	576	403
Amortization of intangible assets (b)	61	60	182	181
LeapFrogRx compensation charges (c)	50	126	238	383

Non-GAAP gross profit - SaaS and maintenance	$6,172	$6,364	$19,108	$17,583

Percentage of revenue	55.1%	58.8%	56.2%	57.1%

Model N Announces Third Quarter 2014 Results

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013
Reconciliation from GAAP research and development to non-GAAP research and development:
GAAP research and development:	$4,814	$4,063	$14,362	$12,665
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(310)	(305)	(972)	(457)
LeapFrogRx compensation charges (c)	(1)	(1)	(10)	(32)

Non-GAAP research and development	$4,503	$3,757	$13,380	$12,176

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013
Reconciliation from GAAP sales and marketing to non-GAAP sales and marketing:
GAAP sales and marketing:	$6,664	$5,256	$18,293	$16,362
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(721)	(686)	(1,931)	(1,399)
Amortization of intangible assets (b)	(22)	(22)	(66)	(65)
LeapFrogRx compensation charges (c)	(11)	(56)	(65)	(144)

Non-GAAP sales and marketing	$5,910	$4,492	$16,231	$14,754

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013
Reconciliation from GAAP general and administrative to non-GAAP general and administrative:
GAAP general and administrative:	$5,403	$3,883	$14,518	$11,518
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(1,258)	(361)	(3,219)	(677)
LeapFrogRx compensation charges (c)	(18)	(17)	(68)	(55)

Non-GAAP general and administrative	$4,127	$3,505	$11,231	$10,786

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013
Reconciliation from GAAP (loss) income from operations to non-GAAP (loss) income from operations:
GAAP net (loss) income from operations:	$(6,683)	$1,653	$(14,593)	$(454)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	2,662	1,807	7,450	3,306
Amortization of intangible assets (b)	83	82	248	246
LeapFrogRx compensation charges (c)	80	200	381	614
Restructuring (e)	(43)	—	26	—

Non-GAAP (loss) income from operations	$(3,901)	$3,742	$(6,488)	$3,712

	Three months ended June 30,		Nine months ended June 30,
	2014	2013	2014	2013
Numerator:
Reconciliation between GAAP and non-GAAP net (loss) income:
GAAP net (loss) income:	$(6,800)	$1,535	$(14,955)	$(1,674)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	2,662	1,807	7,450	3,306
Amortization of intangible assets (b)	83	82	248	246
LeapFrogRx compensation charges (c)	80	200	381	614
Changes in fair value of preferred stock warrant liability (d)	—	—	—	670
Restructuring (e)	(43)	—	26	—

Non-GAAP net income (loss) attributable to Model N Inc. common stockholders	$(4,018)	$3,624	$(6,850)	$3,162

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted net (loss) income per share attributable to Model N Inc. common stockholders:
Weighted average number of shares used in computing GAAP diluted net (loss) income per share	24,794	26,072	24,214	13,647
Assuming the conversion of preferred stock at the beginning of each period	—	—	—	4,515
Effect of dilutive securities (stock options, restricted stock units, warrants and ESPP)	—	—	—	2,846

Weighted average shares used in computing non-GAAP diluted net income (loss) per common share	24,794	26,072	24,214	21,008

GAAP diluted net (loss) income per share attributable to Model N Inc. common stockholders	$(0.27)	$0.06	$(0.62)	$(0.12)

Non-GAAP diluted net (loss) income per share attributable to Model N Inc. common stockholders	$(0.16)	$0.14	$(0.28)	$0.15

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, net (loss) income, weighted average shares outstanding and net (loss) income per share, which are adjusted to exclude LeapFrogRx compensation charges, stock-based compensation expense, restructuring charge, amortization of intangible assets and changes in fair value of preferred stock warrant liability and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating (loss) income, net (loss) income or basic and diluted net (loss) loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation expenses are excluded from our non-GAAP income because stock-based compensation amounts are difficult to forecast due in part to the volume and timing of stock option and restricted stock grants and the volatility of our common stock. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(b)	Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(c)	In January 2012, we acquired LeapFrog Rx for initial cash consideration of $3.0 million as well as potential additional payments to former LeapFrogRx shareholders totalling upto $8.3 million which are expected to be incurred through January 2015. These additional payments are, among other things, subject to future continued employment and are therefore considered compensatory in nature and are being recognized as compensation expense (LeapFrogRx compensation charges) over the term of each component. We believe that the exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)	Preferred stock warrant was classified as liability and was marked to market in each period until the preferred stock warrant was converted to common stock warrant upon the closing date of IPO. The change in fair value of preferred stock warrant liability was a non-cash item. We believe that the exclusion of this expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(e)	On September 30, 2013, the Company recorded a workforce reduction restructuring charges primarily related to employee separation packages, which included severance pay, benefits continuation and outplacement costs. We believe that the exclusion of this expense provides for a better comparison of our operation results to prior periods and to our peer companies.